Exhibit 99.1

DIVIDEND CAPITAL
TOTAL REALTY TRUST®

THIRD QUARTER 2008 RESULTS

SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION

TARGET
Greatland

Total Realty Trust does not own or intend to acquire all of the properties depicted in these materials. Some photos depicted are owned by prior investment programs sponsored by Dividend Capital affiliates and are only included as examples of the types of properties that Total Realty Trust may acquire. This document must be preceded or accompanied by a prospectus, which contains important information including Total Realty Trust's investment objectives, risks of the offering, and fees and expenses related to the offering. Customers should carefully consider these and other factors before investing or sending money.

Dividend Capital Total Realty Trust Inc.

Third Quarter 2008 Financial and Operating Results

DENVER, CO – November 14, 2008: Dividend Capital Total Realty Trust Inc. (“TRT”) today announced additional financial and operating results for the third quarter 2008 that are supplemental to its Report on Form 10-Q filed with the Securities and Exchange Commission (the “Commission”) on November 14, 2008. As of September 30, 2008, TRT had invested in a diversified portfolio consisting of 70 properties across 22 markets at a gross investment amount of approximately $1.3 billion. During the three months ended September 30, 2008, TRT acquired ten real properties for a total investment amount of approximately $49.0 million and acquired one indirect debt related investment through a joint venture with a gross investment amount of approximately $17.3 million. In addition, TRT received the full and complete repayment of one of its debt related investments, which included both a mortgage note portion and a mezzanine loan portion associated with a real estate development project located in the New York City market. At the time of repayment, the mortgage note and the mezzanine loan had an outstanding balance of approximately $28.0 million and $7.3 million, respectively.

Selected Operating Data

As of September 30, 2008, TRT had total gross investments of approximately $1.5 billion, which were generally diversified across major property sectors as follows:

Total Investments: $1.5 billion

In addition, from October 1, 2008 through November 14, 2008, we had acquired two office properties totaling approximately 241,000 net rentable square feet for a combined gross investment amount of approximately $77.7 million.

Selected Financial Data

The following table presents selected consolidated financial information for TRT as of and for the three and nine months ended September 30, 2008 and 2007, respectively. The selected financial information presented below has been derived from its unaudited condensed consolidated financial statements. Since the information presented below is only a summary and does not provide all the information contained in our historical consolidated financial statements, including the related notes thereto, you should read it in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and its unaudited condensed consolidated financial statements and notes thereto included in TRT’s Form 10-Q filed with the Commission on November 14, 2008. The amounts in the table are in thousands except per share data.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008	2007	2008	2007
Operating Data:
Total revenue	$34,065	$29,773	$102,842	$60,928
Total operating expenses	(23,728)	(19,557)	(71,194)	(40,010)
Equity in earnings of unconsolidated joint ventures	31	—	31	—
Interest income	3,303	3,375	9,212	8,563
Interest expense	(10,778)	(12,038)	(33,197)	(20,438)
Gain (loss) on derivatives	471	87	(8,427)	115
Gain on extinguishment of debt	—	—	9,309	—
Other-than-temporary impairment on securities	(13,540)	—	(79,441)	—
Minority interests	699	304	2,725	428
Net income (loss) from continuing operations	(9,477)	1,944	(68,140)	9,586
Income from discontinued operations, net of minority interests	10	—	10	—
Net income (loss)	$(9,467)	$1,944	$(68,130)	$9,586

Common Stock Distributions
Common stock distributions declared	$22,079	$14,558	$60,316	$34,837
Common stock distributions declared per share	$0.15	$0.15	$0.15	$0.15

Per Share Data:
Net income (loss) per common share:
Basic	$(0.06)	$0.02	$(0.51)	$0.12
Diluted	$(0.06)	$0.02	$(0.51)	$0.12

Other Information:
Weighted average number of common shares outstanding:
Basic	147,180	97,051	134,075	77,572
Diluted	153,116	97,071	137,805	77,592

	As of September 30,	As of December 31,
	2008	2007
Balance Sheet Data:
Total assets	$2,080,698	$1,811,784
Debt obligations	$662,264	$698,983
Total liabilities	$873,922	$891,969

	For the Nine Months Ended September 30,
	2008	2007
Cash Flow Data:
Net cash provided by operating activities	$49,147	$18,577
Net cash used in investing activities	$(75,736)	$(1,120,556)
Net cash provided by financing activities	$276,202	$1,324,231

Funds from Operations (FFO)

The following table presents the calculation of TRT’s FFO reconciled from net income (loss) for the three and nine months ended September 30, 2008 and 2007 (amounts in thousands, except per share information):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Reconciliation of net income (loss) to FFO:

Net income (loss) attributable to common shares	$(9,467)	$1,944	$(68,130)	$9,586

Add (deduct) NAREIT defined adjustments:
Minority interest share of net income (loss)	(699)	(304)	(2,725)	(428)
Depreciation and amortization expense	12,582	9,815	37,872	19,447
Minoirty interests' share of discontinued operations	1	—	1	—
Minority interests share of funds from operations	(354)	(434)	(348)	(1,196)
Subtotals-NAREIT defined FFO	2,063	11,021	(33,330)	27,409

Add (deduct) our defined adjustments:
Other-than-temporary impairment	13,540	—	79,441	—
Accretion of other-than-temporary impairment	(387)	—	(387)	—
Minority interest share of our defined adjustments	(667)	—	(2,164)	—
FFO attributable to common shares-basic	14,549	11,021	43,560	27,409
FFO attributable to dilutive OP units	589	—	1,244	—
FFO attributable to common shares-diluted	15,138	11,021	44,804	27,409

FFO per share - basic	$0.10	$0.11	$0.33	$0.35
FFO per share - diluted	$0.10	$0.11	$0.33	$0.35

FFO Definitions, Adjustments and Limitations

We believe that FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with Generally Accepted Accounting Principles (“GAAP”) implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.

FFO as defined by NAREIT consists of net income, calculated in accordance with GAAP, plus real estate related depreciation and amortization, less gains (or losses) from dispositions of real estate held for investment purposes. Importantly, as part of its guidance concerning FFO, NAREIT has stated that the “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” As a result, modifications to the NAREIT calculation of FFO are common among REITs as companies seek to provide financial measures that meaningfully reflect the specific characteristics of their businesses. We believe potential investors and stockholders who review our operating results are best served by a defined FFO measure that makes certain adjustments to net income (loss) computed under GAAP in addition to those included in the NAREIT defined measure of FFO because we believe such additional adjustments create a better measure of our operating performance.

Our definition of FFO is generally consistent with NAREIT. However, NAREIT does not specifically address how other-than-temporary impairment of available-for-sale preferred equity or debt securities, as well as any related accretion adjustments, should be treated in calculating FFO. TRT currently has both the ability and the intention to hold all of its perpetual preferred equity and debt securities investments for the long term, although we may, from time to time, sell any of these investments as part of our overall management of our portfolio. TRT classifies these investments as available-for-sale, and therefore they are reported at estimated fair value in TRT’s financial statements prepared in accordance with GAAP. For purposes of calculating net income (loss) computed under GAAP for the three and nine months ended September 30, 2008, we have recorded in our statement of operations a portion of both our preferred equity and debt securities investments as being impaired on an other-than-temporary basis.

Period to period fluctuations in the impairment and impairment-related line items can be caused by the accounting treatment for short-term factors that may not be relevant to our long-term investment strategy, long-term capital structures or long-term tax planning. Accordingly, we believe investors are best served if the FFO information that is made available to them excludes other-than-temporary impairment charges and related accretion adjustments and therefore allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy. According to Staff Accounting Bulletin No. 59, the Staff does not believe that other-than-temporary-impairment should necessarily be interpreted to mean permanent impairment. In addition, the accounting treatment underlying is not the primary driver in management’s decision-making process and capital investment decisions for these types of investments.

FFO is presented herein as a supplemental financial measure and has inherent limitations. We do not use FFO as, nor should it be considered to be, an alternative to net income (loss) computed under GAAP as an indicator of our operating performance, or as an alternative to cash from operating activities computed under GAAP, or as an indicator of our ability to fund our short or long-term cash requirements. We use FFO as an indication of TRT’s operating performance and as a guide to making decisions about future investments. Our FFO calculation is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of TRT’s financial condition and operating performance. In addition, other REITs may choose to treat impairment-related charges and potentially other accounting line items in a manner different from ours due to specific differences in investment strategy or for other reasons. Our FFO calculation is limited by its exclusion of impairments related to our real estate securities, but we continuously evaluate our securities portfolio and the usefulness of the FFO measure in relation thereto. We believe net income (loss) computed under GAAP remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with net income (loss) computed under GAAP. Further, we believe our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.

Dividends on Common Stock

TRT’s Board of Directors has declared a quarterly cash dividend of $0.15 per common share for the quarter ended December 31, 2008. The dividend represents an annualized yield of 6.0% based on a $10.00 share price.

Earnings Conference Call

Dividend Capital Total Realty Trust also announced that it will be hosting a public conference call on November 19, 2008 to review third quarter financial and operating results. John Blumberg, Chairman, Guy Arnold, President, and John Biallas, Chief Financial Officer, will present performance data and provide management commentary. The conference call will take place at 2:15 p.m. MST and can be accessed by dialing 877.313.6462 and referencing “Dividend Capital ID 72742553.”

Contact Information

Dividend Capital Total Realty Trust Inc.

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Telephone: (303) 228-2200

Fax: (303) 228-2201

Attn: Guy M. Arnold, President

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Certain items in this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect(s)” and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results materially different from those described in the forward-looking statements. Dividend Capital Total Realty Trust can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Dividend Capital Total Realty Trust’s expectations include, but are not limited to, the uncertainty of the sources for funding Dividend Capital Total Realty Trust’s future capital needs, delays in the acquisition, development and construction of real properties, changes in economic conditions generally and the real estate and securities markets specifically and the other risks detailed from time to time in Dividend Capital Total Realty Trust’s SEC reports. Such forward-looking statements speak only as of the date of this press release. Dividend Capital Total Realty Trust expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.